Exhibit 10.1

[On NeoRx Corporation Letterhead]

November 4, 2004

Mr. Ken Brooks

Associate Director

University of Missouri Research Reactor

1513 Research Park Drive

Columbia, MO 65211

RE:          March 1, 2004 Supply Agreement

NeoRx Corporation — MURR

Dear Ken,

We are pleased to inform you and the University that pursuant to paragraph 10.1(b) of our Supply Agreement, NeoRx wishes to exercise our option to extend the term of such agreement another year, which would effectively extend the agreement to March 1, 2006.

Since this extension requires the consent of the University, “…which will not be unreasonably withheld...”, we ask that you provide us with your consent by November 15 by signing the acknowledgment below and returning to me via facsimile at 206-286-2537.

We look forward to another year working with you and MURR.

Sincerely,

s/Anna Lewak Wight
Anna Lewak Wight
Vice-President, Legal

Pursuant to paragraph 10.1(b) of the March 1, 2004 Supply Agreement, we hereby consent to the above extension.

The Curators of the University of Missouri

	By:	s/ Lisa I. Wimmeneur
Name: Lisa I. Wimmeneur
Its: Associate Director, Business Services